Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
      PCAOB REGISTERED


August 10, 2009

U. S. Securities and Exchange Commission
450 Fifth Street NW
Washington DC  20549

Re:  BOSCO HOLDINGS, INC


Dear Sirs:

We were previously the principal auditors for BOSCO HOLDINGS, INC and we reported on the financial statements of BOSCO HOLDINGS, INC for the period from July 25, 2008 to June 30, 2009. We have read BOSCO HOLDINGS, INC's statements under Item 4 of its Form 8-K, dated August 10, 2009, and we agree with such statements.

For the most recent fiscal period through to August 10, 2009, there have been no disagreements between BOSCO HOLDINGS, INC and Moore & Associates, Chtd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,

/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates, Chartered
    Las Vegas, Nevada


            6490 West Desert Inn Road, Las Vegas, NV 89146
                  (702) 253-7499 Fax (702) 253-7501

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